Exhibit 99.2

A N N O U N C I N G

World’s largest professional network on the Internet, where brands build relationships with members Leader in business audience marketing

We are combining LinkedIn's quality audience and content marketing solutions with Bizo's unique targeting and nurturing solutions. ! We believe marketers will benefit from enhanced performance driven by better targeting, relevance and measurement.

The most effective platform for marketers to reach audiences, nurture prospects and acquire customers Enhanced performance driven by better targeting, relevance and measurement Share relevant content with a quality audience in a professional context Sponsored Content Get to the right people with precision-focused B2B multi-channel marketing B2B Marketing

Building relationships between brands and the world’s professionals Target quality audiences in a professional context Share relevant content in the feed Across all devices and geographies

Full-funnel marketing solutions to reach and engage at every stage of the B2B buyer’s journey Nurture prospects Measure effectiveness Acquire customers Reach professional audiences

Over time, LinkedIn will incorporate Bizo’s Media Solutions and Multi-Channel Nurturing products into our portfolio Sponsored InMail Sponsored Content Display Advertising Media Solutions Multi-Channel Nurturing

This presentation contains forward-looking statements related to LinkedIn, Bizo, and the potential benefits of the acquisition, including statements regarding future product plans and strategies and the timing of closing. Actual events or results may differ materially from those contained in the forward-looking statements due to risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, risks associated with: our ability to successfully integrate Bizo and its technology and personnel; execution of our plans and strategies; and other important factors that could cause results of the acquisition and related transactions to differ materially from those contained in LinkedIn’s forward-looking statements described in the documents LinkedIn files from time to time with the SEC, including LinkedIn’s most recent Form 10-K and Form 10-Q, as well as LinkedIn’s future filings. Although LinkedIn believes that the expectations reflected in the forward-looking statements are reasonable, LinkedIn cannot guarantee future results, levels of activity, performance, or achievements. LinkedIn is under no duty to update any of the forward-looking statements after the date of this presentation to conform to actual results. Read LinkedIn’s blog post about the news here: Read Bizo’s blog post about the news here: http://marketing.linkedin.com/blog/building-a-robust-b2b-marketing-platform-through-bizo-acquisition http://blog.bizo.com/blog/from-the-digital-c-suite/linkedin-to-acquire-bizo